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           Certificate of Designations, Preferences and Rights of 10%
                Cumulative Convertible Preferred Stock, Series G
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                                  VIRAGEN, INC.

             CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF
              10% CUMULATIVE CONVERTIBLE PREFERRED STOCK, SERIES G


            Viragen, Inc. (the "Company"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify that, pursuant to authority conferred upon the Board of Directors of the Company by the Certificate of Incorporation, as amended, of the Company, and pursuant to
Section 151 of the General Corporation Law of the State of Delaware, the Board of Directors of the Company at a meeting duly called and held on August 28, 1997, adopted resolutions providing for the designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, of Four Thousand (4,000) shares of 10% Cumulative Convertible Preferred Stock, Series G of the Company, as follows:

            RESOLVED, that the Company is authorized to issue 4,000 shares of 10% Cumulative Convertible Preferred Stock, Series G, $1.00 par value (the "Preferred Shares"), which shall have the following powers, designations, preferences and other special rights:

            (1) DIVIDENDS. The holders of the Preferred Shares shall be entitled to cumulative dividends of ten percent (10%) per annum of the Stated Value (as defined below) of each Preferred Share. Dividends shall accrue from the date of issuance of the Preferred Shares and shall be payable on each October 1, January 1, April 1 and July 1 commencing October 1, 1997, and in the case of conversion of a Preferred Share shall be paid on the date of such conversion through and including the date on which the Preferred Shares are converted. Dividends shall be calculated on the basis of a year of 360 days consisting of 12 30-day months. Dividends shall be paid in cash or, at the Company's option, in fully paid and nonassessable shares of Common Stock valued based on the Average Market Price (as defined herein) of the Common Stock for the period of five (5) consecutive trading days ending on the trading day before the dividend payment date or the date of conversion, as the case may be; PROVIDED, HOWEVER, that in no event shall accrued dividends be paid in shares of Common Stock to any holder of Preferred Shares if, after giving effect to such distribution, the number of shares of Common Stock beneficially owned by such holder and all other persons whose beneficial ownership of shares of Common Stock would be aggregated with such holder's beneficial ownership of shares of Common Stock for purposes of calculating beneficial ownership in accordance with Sections 13(d) and 16 of the Securities Exchange Act of 1934, as amended, and the regulations thereunder (collectively, "Sections 13(d) and 16")(each such other person a "Related Person" of such holder) (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted Preferred Shares) would exceed four and nine-tenths percent (4.9%) of the outstanding




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shares of Common Stock and cash shall be paid in lieu of any shares which cannot be issued pursuant to this proviso. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Sections 13(d) and 16, except as otherwise provided with respect to unconverted Preferred Shares in the parenthetical clause of the proviso to the immediately preceding sentence. Notwithstanding the foregoing, in no event shall accrued dividends be paid in shares of Common Stock if, on the dividend payment date, such shares of Common Stock would not be freely tradable because the registration statement (the "Registration Statement") covering the shares of Common Stock issuable hereunder and required to be filed by the Company pursuant to the Registration Rights Agreement, as amended, between the Company and the initial holder (as assignee of all rights thereunder) of the Preferred Shares (the "Registration Rights Agreement") has not been declared effective by the U.S. Securities and Exchange Commission ("SEC") (the date on which the Registration Statement is declared effective by the SEC being hereinafter referred to as the "Effective Date"), or if, after the Effective Date, sales of shares of Common Stock cannot be made pursuant to the Registration Statement by reason of a stop order, the Company's failure to update the Registration Statement in accordance with the rules and regulations of the SEC or otherwise, or if the Common Stock is not then listed or included for quotation on the National Market of the National Association of Securities Dealers Automated Quotation System (the "NASDAQ-NM"), the New York Stock Exchange (the "NYSE"), the American Stock Exchange (the "AMEX"), the NASDAQ SmallCap Market (the "NASDAQ SmallCap") or the NASDAQ Bulletin Board ("NASDAQ Bulletin Board"). The Company shall not issue any fraction of a share of Common Stock in payment of a dividend, but shall pay cash therefor. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to pay dividends hereunder. Every reference herein to the Common Stock of the Company (unless a different intention is expressed) shall be to the shares of the Common Stock of the Company, $.01 par value, as such stock exists immediately after the issuance of the Preferred Shares provided for hereunder, or to stock into which such Common Stock may be changed from time to time thereafter.

            "Average Market Price" of any security for any period shall be computed as the arithmetic average of the Market Prices for such security for each trading day in such period.

            "Market Price" of any security on any date means the closing bid price of such security on such date on the principal securities exchange or other market on which such security is listed for trading, as reported by such exchange or other market (subject to equitable adjustment from time to time on terms reasonably acceptable to the holders of the outstanding Preferred Shares for (i) stock splits, (ii) stock dividends, (iii) combinations, (iv) capital reorganizations, (v) issuance to all holders of Common Stock of rights or warrants to purchase shares of Common Stock at a price per share less than the Market Price which would otherwise be applicable, (vi) the distribution by the Company to all holders of Common Stock of evidences of indebtedness of the Company or cash (other than regular quarterly cash dividends), (vii) tender offers by the Company or any subsidiary of the Company or other repurchases of


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shares of Common Stock in one or more transactions which, individually or in the aggregate, result in the purchase of more than 10% of the Common Stock outstanding and (viii) similar events relating to the Common Stock, in each such case which occur on or after the date of filing this Certificate with the Secretary of State of the State of Delaware); PROVIDED, HOWEVER, that if on any date there shall be no reported closing bid price of such security, the "Market Price" on such date shall be the closing bid price of such security on the date next preceding such date on which a closing bid price for such security has been so reported; PROVIDED FURTHER, HOWEVER, that if on any date there shall be no reported closing bid price of such security and at the time the closing bid price for such date is being determined there shall be known a closing bid price so reported for the date next subsequent to such date on which a closing bid price shall have been so reported, then the Market Price on such date for which there shall have been no reported closing bid price shall be the lower of (x) the Market Price as determined pursuant to the second proviso to this definition and (y) the closing bid price as so reported for such succeeding day for which a closing bid price as so reported is known.

            (2) CONVERSION OF PREFERRED SHARES. The holders of the Preferred Shares shall have the right, at their option, to convert the Preferred Shares into shares of Common Stock on the following terms and conditions:

            (a)   CONVERSION RIGHT. Each Preferred Share shall be convertible at any time (or,  if such  Preferred  Share is called for  conversion  pursuant  to
Section 3 hereof, at any time up to and including, but not after, the close of business on the fifth (5th) full trading day prior to the date fixed for the conversion) into fully paid and nonassessable shares (calculated to the nearest whole share) of Common Stock, at the conversion price in effect at the time of conversion determined as hereinafter provided (the "Conversion Price"); PROVIDED, HOWEVER, that no conversions of Preferred Shares into Common Stock shall be permitted pursuant to a Conversion Notice (as defined below) if the Market Price of the Common Stock is less than $2.50 (subject to equitable adjustments from time to time on terms acceptable to the holders of the Preferred Shares for stock splits, stock dividends, combinations, recapitalizations, reclassifications and similar events occurring on or after the date of filing of this Certificate with the Secretary of State of the State of Delaware) on the date such Conversion Notice is delivered to the Company in accordance with Section 2(e); PROVIDED FURTHER, HOWEVER, that in no event shall any Restricted Person be entitled to convert Preferred Shares if, after giving effect to such conversion, the number of shares of Common Stock beneficially owned by such Restricted Person and all Restricted Persons whose beneficial ownership of Common Stock would be aggregated with such Restricted Person's beneficial ownership of Common Stock (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted Preferred Shares), would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (calculated in accordance with Sections 13(d) and 16). For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Sections 13(d) and 16, except as otherwise provided with respect to unconverted Preferred Shares in the parenthetical


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clause  of the  second  proviso  to the  immediately  preceding  sentence.  Each
Preferred Share shall have a value of One Thousand Dollars ($1,000) (the "Stated Value") for the purpose of such conversion and the number of shares of Common Stock issuable upon conversion of each Preferred Share shall be determined by dividing the Stated Value thereof by the Conversion Price then in effect.

            (b)   CONVERSION  PRICE. The Conversion Price shall be the lesser of
(i) an amount equal to the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of the Conversion Notice (as defined below) multiplied by (A) eighty five percent (85%), subject to adjustment as provided herein, if on the date of the Conversion Notice shares of Common Stock are traded on NASDAQ-NM or NASDAQ SmallCap or (B) eighty percent (80%), subject to adjustment as provided herein, if on the date of the Conversion Notice shares of Common Stock are traded on the NASDAQ Bulletin Board (the percentage then in effect is referred to hereinafter as the "Conversion Percentage"), or (ii) $7.00 (the "Fixed Conversion Price"), subject to adjustment as provided herein.

            (c) ADJUSTMENT TO CONVERSION PERCENTAGE AND FIXED CONVERSION PRICE. If the Effective Date has not occurred within ninety (90) days after the date of issuance of the Preferred Shares (which period shall be extended to the extent that any delay in the occurrence of the Effective Date is attributable to the action or inaction of the holders or their counsel in breach of the holders' obligations to the Company), or if, after the Effective Date, sales cannot be made pursuant to the Registration Statement by reason of an SEC stop order, the Company's failure to update the Registration Statement in accordance with the rules and regulations of the SEC or otherwise, or if the Common Stock is not listed or included for quotation on the NASDAQ-NM, NYSE, AMEX, NASDAQ SmallCap or NASDAQ Bulletin Board, then, as partial relief for the damages to the holder by reason of any such delay in or restriction of its ability to sell the underlying shares of Common Stock (which remedy shall not be exclusive of any other remedies available at law or in equity):

            (i) The Conversion Percentage shall be reduced by a number of percentage points equal to two (2) multiplied by the sum of: (i) the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) after the end of such 90-day period and prior to the Effective Date; (ii) the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days ) that sales cannot be made pursuant to the Registration Statement (by reason of an SEC stop order, the Company's failure to update the Registration or otherwise) or Rule 144 promulgated under the Securities Act of 1933, as amended (or successor rule or regulation, "Rule 144") after the Effective Date; and (iii) the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) that the Common Stock is not listed or included for quotation on the NASDAQ-NM, NYSE, AMEX, NASDAQ SmallCap or NASDAQ Bulletin Board after the Effective Date. (For example, if the Effective Date occurs 45 days after the end of such 90-day period, the Conversion Percentage would be 82% (under the circumstances set forth in Section 2(b)(i)(A)) or 77% (under the circumstances set forth in Section 2(b)(i)(B) until any subsequent adjustment; if thereafter sales could not be made pursuant


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





to the Registration Statement for a period of 60 additional days, the Conversion Percentage would then be 78% (under the circumstances set forth in Section 2(b)(i)(A)) or 73% (under the circumstances set forth in Section 2(b)(i)(B))). If a holder converts Preferred Shares into Common Stock and an adjustment to the Conversion Percentage is required subsequent to such conversion, but prior to the sale of such Common Stock by such holder, the Company shall pay to such holder, within five (5) days after receipt of a notice of the sale of such Common Stock from such holder, an amount equal to the Average Market Price of the Common Stock obtained upon conversion of such Preferred Shares for the five
(5) trading days ending one (1) trading day prior to the date of conversion multiplied by two-hundredths (.02) times the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) for which an adjustment was required. Such amount may be paid at the Company's option in cash or Common Stock the value of which is based on the Average Market Price of the Common Stock for the period of five (5) consecutive trading days ending on the date of the sale of such Common Stock; PROVIDED, HOWEVER, that any amounts due as to that period during which the shares are not traded or included for quotation on the NASDAQ-NM, NYSE, AMEX, NASDAQ SmallCap, or NASDAQ Bulletin Board shall be paid in cash only; PROVIDED, FURTHER, HOWEVER, that in no event shall shares be issued hereunder if, after giving effect to such issuance, the number of shares of Common Stock beneficially owned by such holder and all Related Persons of such holder (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted Preferred Shares) would exceed four and nine tenths percent (4.9%) of the outstanding shares of Common Stock; cash shall be paid in lieu of any shares which cannot be issued pursuant to this second proviso. For purposes of the second proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Sections 13(d) and 16, except as otherwise provided with respect to unconverted Preferred Shares in the parenthetical clause of the second proviso to the immediately preceding sentence. (For example, if the Conversion Percentage was 82% at the time of conversion of $1,000,000 in Stated Value of Preferred Shares (such that such Preferred Shares were converted into Common Stock having an Average Market Price for the applicable period in aggregate of $1,219,512.10) and subsequent to conversion there was a further delay of 60 days in the Registration Statement's being declared effective, and such Common Stock was sold at the end of such 60-day period, the Company would pay to the holder $48,780.48 in cash or Common Stock) and

            (ii) The Fixed Conversion Price as in effect from time to time shall be reduced by two (2) percent multiplied by the sum of: (i) the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) after the end of such 90-day period and prior to the Effective Date; (ii) the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) that sales cannot be made pursuant to the Registration Statement (by reason of an SEC stop order, the Company's failure to update the Registration or otherwise) or Rule 144 after the Effective Date; and (iii) the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) that the Common Stock is not listed or included for quotation



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on the NASDAQ-NM, NYSE, AMEX, NASDAQ SmallCap or NASDAQ Bulletin Board after the
Effective Date. (For example, if the Effective Date occurs 45 days after the end of such 90-day period, the Fixed Conversion Price would be $6.79 until any subsequent adjustment; if thereafter sales could not be made pursuant to the Registration Statement for a period of 60 additional days, the Fixed Conversion Price would then be $6.52.) If a holder converts Preferred Shares into Common Stock and an adjustment to the Fixed Conversion Price is required subsequent to such conversion, but prior to the sale of such Common Stock by such holder, the Company shall pay to such holder, within five (5) days after receipt of a notice of the sale of such Common Stock from such holder, an amount equal to the Fixed Conversion Price then in effect multiplied by two-hundredths (.02) times the number of periods of 30 consecutive days (prorated for periods of less than 30 consecutive days) for which an adjustment was required. Such amount may be paid at the Company's option in cash or Common Stock whose value is based on the Average Market Price of the Common Stock for the period of five (5) consecutive trading days ending on the date of the sale of such Common Stock; PROVIDED, HOWEVER, that any amounts due as to that period during which the shares are not traded or included for quotation on the NASDAQ-NM, NYSE, AMEX, NASDAQ SmallCap or NASDAQ Bulletin Board shall be paid in cash only; PROVIDED, FURTHER, HOWEVER, that in no event shall shares be issued hereunder if, after giving effect to such issuance, the number of shares of Common Stock beneficially owned by such holder and all Related Persons of such holder would exceed four and nine tenths percent (4.9%) of the outstanding shares of Common Stock (than shares of Common Stock deemed beneficially owned through the ownership of unconverted Preferred Shares); cash shall be paid in lieu of any shares which cannot be issued pursuant to this second proviso. For purposes of the second proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Sections 13(d) and 16, except as otherwise provided with respect to unconverted Preferred Shares in the parenthetical clause of the second proviso to the immediately preceding sentence.

            (d) ADJUSTMENT TO CONVERSION PRICE. In case the Company shall (i) declare a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, or (iii) combine its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision or combination shall be proportionately adjusted so that the holder of any Preferred Shares converted after such time shall be entitled to receive the aggregate number of shares of Common Stock which the holder would have owned or been entitled to receive had such Preferred Shares been converted immediately prior to such record date or effective date and the resulting Common Stock had been subject to such dividend, distribution, subdivision or combination. Such adjustment shall be made successively whenever any event specified above shall occur.

            (e) CONVERSION NOTICE. (1) The right of the holders of the Preferred Shares to convert Preferred Shares shall be exercised by delivering to the Company a notice stating the number of Preferred Shares to be converted (a


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"Conversion Notice"). On presentation to the Company (or at any office or agency maintained for the transfer of the Common Stock) of a Conversion Notice, the holder of such Preferred Shares shall be entitled, subject to the limitations herein contained, to receive a certificate or certificates for fully paid and nonassessable shares of Common Stock in accordance herewith and cash for fractional shares, of Common Stock on the foregoing basis. The Preferred Shares shall be deemed to have been converted, and the person converting the same to have become the holder of record of Common Stock, for all purposes as of the close of business on the date of delivery of the Conversion Notice.

            (2) If a holder of Preferred Shares elects to convert any Preferred Shares in accordance with this Section 2, such holder shall not be required to physically surrender the certificate for such Preferred Shares to the Company unless all of the Preferred Shares represented by such certificate are being so converted. Each holder of Preferred Shares and the Company shall maintain records showing the number of Preferred Shares represented by each certificate for Preferred Shares so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the holder of such certificate and the Company, so as not to require physical surrender of such certificate upon each such conversion. In the event of any dispute or discrepancy, such records of the Company shall be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of the Preferred Shares represented by a certificate therefor is converted as aforesaid, the holder of such certificate may not transfer the remaining shares represented by such certificate unless such holder first physically surrenders such certificate to the Company, whereupon the Company will forthwith issue and deliver upon the order of such holder a new certificate, registered as such holder (upon payment by such holder of any applicable transfer taxes) may request, representing in the aggregate the remaining Preferred Shares represented by such certificates. Each holder of Preferred Shares and any assignee, by acceptance of such certificate, acknowledges and agrees that, by reason of the provisions of this paragraph, following conversion of a portion of the Preferred Shares represented by such certificate, the number of Preferred Shares represented by such certificate may be less than the number stated on the face thereof and the Company may place a legend to that effect on the certificates for the Preferred Shares.

            (3) Upon receipt by the Company from the Holder of a telephone line facsimile transmission of a Conversion Notice meeting the requirements for conversion as provided in Section 2(e)(1), the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the holder submitting such Conversion Notice certificates for the Common Stock issuable upon such conversion within three business days after such receipt and otherwise in accordance herewith and the Securities Purchase Agreement, as amended (the "Securities Purchase Agreement"), applicable to the Company and the initial holder of the Preferred Shares (as assignee of all rights thereunder) pursuant to which the Company issued shares of a prior series of preferred stock which were subsequently exchanged for the Preferred Shares pursuant to an Exchange Agreement (the "Exchange Agreement") between the Company and the initial holder of the Preferred Shares (including, without limitation, in accordance with the requirement of the Securities Purchase Agreement and the Exchange Agreement that


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certificates  for shares of Common Stock issued on or after the  Effective  Date upon conversion of Preferred Shares shall not bear any restrictive legend). If a holder of Preferred Shares shall have given a Conversion Notice as provided herein, the Company's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to such holder, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion. If the Company shall fail to issue and deliver or cause to be issued and delivered the certificates for shares of Common Stock upon any such conversion as and when required by the first sentence of this Section 2(e)(3), then, in addition to any other liability which the Company may have to the holder, the Conversion Percentage used to calculate the Conversion Price with respect to such conversion shall be reduced by one percentage point for each day after the third trading day following the date such Conversion Notice is received by the Company to the date of delivery of such shares of Common Stock to such holder.

            (f) MAJOR TRANSACTIONS. If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares), or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, (each a "Major Transaction"), then the Company shall make appropriate provision or cause appropriate provision to be made so that each holder of Preferred Shares shall have the right thereafter to convert Preferred Shares into the kind of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by the persons who were holders of Common Stock immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange and on a basis which preserves the economic benefits of the conversion rights of the holder of Preferred Shares on a basis as nearly as practical as such rights existed prior to such consolidation, merger, sale, transfer or share exchange. If, in connection with any such consolidation, merger, sale, transfer or share exchange each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to holders of Preferred Shares the right to elect the securities, cash or other assets into which Preferred Shares shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made, and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been complied with. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges. The Company shall give the holders of the Preferred Shares written notice of any Major Transaction promptly upon the execution of any agreement whether or not binding in connection therewith (including without limitation a letter of intent or agreement in principle) and in no event shall a Major Transaction be consummated prior to forty-five (45) days after such notice. Such notice shall specify the action proposed to be taken by the Company and the date as of which holders of record of the Common Stock shall participate in any such actions or be entitled to exchange their Common Stock for securities or other property, as the case may be.

            (g) RESERVATION OF SHARES. The Company shall, so long as any of the Preferred Shares are outstanding, reserve and keep available out of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of all the Preferred Shares then outstanding.

            (h) FRACTIONAL SHARES. The Company shall not issue any fraction of a share of Common Stock upon any conversion, but shall pay in cash therefor at the Average Market Price then in effect multiplied by such fraction. If a holder converts more than one Preferred Share on the same date, any fractional share otherwise issuable upon such conversion shall be determined by aggregating all Preferred Shares converted by such holder on such date.

            (i) TAXES. The Company shall pay any and all taxes which may be imposed upon it with respect to the issuance and delivery of Common Stock upon conversion of Preferred Shares as herein provided. The Company shall not be required in any event to pay any transfer or other taxes by reason of the issuance of such Common Stock in names other than those in which the Preferred Shares surrendered for conversion are registered on the Company's records, and no such conversion or issuance of Common Stock shall be made unless and until the person requesting such issuance has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company and its transfer agent, if any, that such tax has been paid.

            (j) CONVERSION UPON FAILURE TO OBTAIN STOCKHOLDER APPROVAL. Notwithstanding the applicable Conversion Price pursuant to this Section (2), in the event any holder of Preferred Shares is unable to convert into shares of Common Stock the full amount of Preferred Shares held by such holder at the Conversion Price by reason of the Company's failure to obtain Stockholder
Approval (as defined herein) or a waiver thereof from the National Association of Securities Dealers, Inc. (the "NASD") as required by Rule 4460(i) of the NASD, then the holder shall be entitled to convert any or all of its Preferred Shares at a conversion price equal to the lesser of (i) the Fixed Conversion Price, subject to adjustment as provided herein and (ii) the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the date of the Conversion Notice. As used in this Section
(2)(j), "Stockholder Approval" means the approval by a majority of the votes cast by the holders of shares of Common Stock (in person or by proxy) at a meeting of the stockholders of the Company (duly convened at which a quorum was


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




present), or a written consent of holders of shares of Common Stock entitled to such number of votes given without a meeting, of the issuance by the Company of 20% or more of the outstanding Common Stock of the Company for less than the greater of the book or market value of such Common Stock on conversion of the Preferred Shares, as and to the extent required under Section 4460(i)(1)(D) of the rules of the NASD (or any successor or replacement provision thereof).

            (3) CONVERSION AT THE COMPANY'S OPTION. So long as at the time the Company is in compliance in all material respects with its obligations under this Certificate, the Registration Rights Agreement, the Securities Purchase Agreement and the Exchange Agreement, the Company may, at any time subsequent to two hundred seventy (270) days after the Effective Date, require the holders of the then outstanding Preferred Shares to convert all, but not less than all, of such Preferred Shares into Common Stock by delivering written notice to such holders (the "Mandatory Conversion Notice") in accordance with the terms hereof; PROVIDED, HOWEVER, that in no event shall the Company be entitled to require any holder to convert its Preferred Shares if, and no such conversion shall be effective to the extent that, after giving effect to such conversion, the number of shares of Common Stock issued in such conversion and otherwise beneficially owned by such holder and all Related Persons of such holder, would exceed four and nine-tenths percent (4.9%) of the outstanding shares of Common Stock (other than shares of Common Stock deemed beneficially owned through the ownership of unconverted Preferred Shares) and that as to those Preferred Shares which the Company is prohibited from converting by operation of this proviso, the Company's obligation to pay dividends thereon shall terminate as of the date of the Mandatory Conversion Notice. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Sections 13(d) and 16, except as otherwise provided with respect to unconverted Preferred Shares in the parenthetical clause of the proviso to the immediately preceding sentence. The Conversion Price for the purposes of this Section 3 shall be the lesser of (i) the product obtained by multiplying the Average Market Price for the Common Stock for the five (5) consecutive trading days ending one trading day prior to the conversion date specified in the Mandatory Conversion Notice by the Conversion Percentage then in effect, or (ii) the Fixed Conversion Price then in effect. Any Mandatory Conversion Notice shall be given by telephone line facsimile transmission and U.S. mail to the holders of the then outstanding Preferred Shares at least fifteen (15) trading days prior to the date fixed as the date for the conversion thereof at their telephone line facsimile numbers and addresses provided to the Company for such purpose and shall state that the then outstanding Preferred Shares shall be converted at the Conversion Price in effect on the date fixed for the conversion, upon the surrender, at the time and place designated in such notice, of the certificates therefor. Within four (4) business days after the date fixed for conversion, the Company shall deliver to the holders (i) that number of shares of Common Stock for the Preferred Shares converted as shall be determined in accordance herewith, and (ii) payment of the accrued and unpaid dividends thereon (which payment of dividends may be made in shares of Common Stock in accordance with
Section 1 hereof if the requirements thereof are satisfied). Notwithstanding the foregoing, if, at the time fixed for such conversion, the Common Stock to be issued pursuant thereto is not listed or included for quotation on the NASDAQ-NM, NYSE, AMEX, NASDAQ SmallCap or NASDAQ Bulletin Board, then the Mandatory Conversion Notice shall be null and void.

      (4) MANDATORY REDEMPTION. (a) On each Mandatory Redemption Date (as defined below), the Company shall redeem from all holders of Preferred Shares (on a pro rata basis if there shall be more than one holder) a number of Preferred Shares equal to (i) 667 (or such lesser number of Preferred Shares then outstanding) LESS (ii) the number of Preferred Shares converted into Common Stock by such holders during the calendar month preceding such Mandatory Redemption Date. The Company's obligation to redeem Preferred Shares pursuant to this Section 4 may be waived in writing by any holder at any time prior to the Mandatory Redemption Date.

            (b) On each Mandatory Redemption Date, the Company shall make payment in immediately available funds of the applicable Mandatory Redemption Price (as defined below) to such holder of Preferred Shares to be redeemed to or upon the order of such holder as specified by such holder in writing to the Company at least one business day prior to such Mandatory Redemption Date. If the Company is required to redeem all or any portion of a holder's outstanding Preferred Shares pursuant to this Section 4, the Company shall make payment to such holder of the Preferred Shares to be redeemed in respect of each Preferred Share to be redeemed of an amount equal to the Mandatory Redemption Price. Upon redemption of less than all of the Preferred Shares evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Company, the Company shall issue a replacement certificate for the Preferred Shares evidenced by such certificate which have not been redeemed. Only whole Preferred Shares may be redeemed.

            (c)   For purposes of this Certificate,

             "Mandatory Redemption Date" shall mean each of September 10, 1997 and the third business day of each of the five consecutive calendar months thereafter commencing October 1997 through February 1998;

            "Mandatory   Redemption  Price"  shall  mean  the  Redemption  Price
determined as of the last trading day of the immediately preceding calendar month; and

            "Redemption Price" with respect to each Preferred Share to be redeemed shall mean an amount equal to the sum of (A) $1,000 divided by the applicable Conversion Percentage (expressed as a decimal number) and (B) all dividends accrued and unpaid thereon to the applicable redemption date.

            (5) OPTIONAL REDEMPTION BY THE COMPANY. So long as the Company is in compliance in all material respects with its obligations to the holders of

Preferred Shares (including, without limitation, its obligations under the Exchange Agreement, the Subscription Agreement, the Registration Rights Agreement and the provisions of this Certificate), the Company shall have the right, exercisable on not less than 5 days or more than 20 days written notice to the holders of record of the Preferred Shares to be redeemed, at any time to redeem all, and from time to time to redeem any part of the outstanding Preferred Shares in accordance with this Section 5. Any Notice of Redemption (as defined below) under this Section shall be delivered to the holders of the Preferred Shares at their addresses appearing on the records of the Company; PROVIDED, HOWEVER, that any failure or defect in the giving of notice to any such holder shall not affect the validity of notice to or the redemption of Preferred Shares of any other holder. On the redemption date and after receipt by the Company of certificates for Preferred Shares to be redeemed pursuant to this Section, the Company shall make payment of the applicable Redemption Price to each holder of Preferred Shares to be redeemed to or upon the order of such holder as specified by such holder in writing to the Company at least one business day prior to the redemption date. If the Company exercises its right to redeem all or a portion of the outstanding Preferred Shares, the Company shall make payment to the holders of the Preferred Shares to be redeemed in respect of each Preferred Share to be redeemed of an amount equal to the Redemption Price. Upon redemption of less than all of the Preferred Shares evidenced by a particular certificate, promptly, but in no event later than three business days after surrender of such certificate to the Company, the Company shall issue and deliver to the holder of record of the surrendered certificate (or such holder's assignee) a replacement certificate for the Preferred Shares which have not been redeemed. Only whole Preferred Shares may be redeemed. If the Company exercises its right to redeem less than all outstanding Preferred Shares, then such redemption shall be made, as nearly as practical, pro rata among the holders of record of the Preferred Shares. No Preferred Share as to which the holder exercises the right of conversion pursuant to Section 2 or the optional repurchase right pursuant to Section 6 may be redeemed by the Company pursuant to this Section 5 on or after the date of exercise of such conversion right or optional redemption right, as the case may be, regardless of whether the Notice of Redemption shall have been given prior to the date of exercise of such conversion right or optional redemption right, as the case may be.

            "Notice of Redemption" shall mean a notice given by the Company to the holders of Preferred Shares pursuant to this Section 5, which notice shall state (1) that the Company is exercising its right to redeem all or a portion of the outstanding Preferred Shares pursuant to this Section 5, (2) the number of Preferred Shares held by such holder which are to be redeemed, (3) the Redemption Price per share of the Preferred Shares to be redeemed or the formula for determining the same, determined in accordance herewith and (4) the applicable redemption date.

            (6) REDEMPTION AT OPTION OF HOLDERS. (a) Each holder of Preferred Shares shall be entitled, at such holder's option, by notice to the Company given within 20 days after the occurrence of an Optional Redemption Event, to require the Company to redeem all or a portion of such shares (but in no event less than ten shares, unless such holder holds less than ten shares, in which case the Company must redeem all of such holder's shares) upon the occurrence of an Optional Redemption Event. An "Optional Redemption Event" means, during any consecutive two month period, a change in a majority of either (i) the executive officers or (ii) the members of the Board of Directors of the Company from those persons serving in such capacities at the beginning of such period. The Company shall notify each holder of Preferred Shares within three (3) business days of the occurrence of an Optional Redemption Event.

            (b) To exercise the optional redemption right, a holder of Preferred Shares shall deliver to the Company a notice of redemption (a "Holder Redemption Notice"), accompanied by the certificate for the Preferred Shares to be redeemed. Any Holder Redemption Notice shall state (1) that the holder delivering such notice is thereby requiring the Company to redeem Preferred Shares pursuant to this Section 6 and (2) the number of Preferred Shares held by such holder which are to be redeemed. In no event later than five business days following receipt of such notice by the Company, the Company shall make payment in immediately available funds of the applicable Redemption Price with respect to the Preferred Shares to be redeemed to or upon the order of such holder as specified by such holder in the Holder Redemption Notice. Upon redemption of less than all of the Preferred Shares evidenced by a particular certificate, promptly, but in no event later than five business days after surrender of such certificate to the Company, the Company shall issue a replacement certificate for the Preferred Shares which have not been redeemed. Only whole shares of Preferred Stock may be redeemed.

            (7) VOTING RIGHTS. Holders of Preferred Shares shall have no voting rights, except as required by law and by Section 10 hereof.

            (8) LIQUIDATION, DISSOLUTION, WINDING UP. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of the Preferred Shares shall be entitled to receive in cash out of the assets of the Company, whether from capital or from earnings available for distribution to its stockholders (the "Preferred Funds"), before any amount shall be paid to the holders of the Common Stock, an amount equal to the Stated Value per Preferred Share plus any accrued and unpaid dividends, provided that, if the Preferred Funds are insufficient to pay the full amount due to the holders of Preferred Shares and holders of shares of other classes or series of preferred stock of the Company that are of equal rank with the Preferred Shares as to payments of Preferred Funds (the "Pari Passu Shares"), then each holder of Preferred Shares and Pari Passu Shares shall receive a percentage of the Preferred Funds equal to the full amount of Preferred Funds payable to such holder as a percentage of the full amount of Preferred Funds payable to all holders of Preferred Shares and Pari Passu Shares. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation nor merger of the Company with or into any other corporation or corporations, nor the sale or transfer by the Company of less than substantially all of its assets, shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company. No holder of Preferred Shares shall be entitled to receive any amounts with respect thereto upon any liquidation, dissolution or winding up of the Company other than the amounts provided for herein.

            (9) PREFERRED RANK. All shares of Common Stock shall be of junior rank to all Preferred Shares in respect to the preferences as to distributions and payments upon the liquidation, dissolution or winding up of the Company. The rights of the shares of Common Stock shall be subject to the preferences and relative rights of the Preferred Shares. The Company may only authorize and issue additional or other preferred stock which is of junior rank with the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution or winding up of the Company (except for shares of Series F Convertible Preferred Stock, $1.00 par value, of the Company issued in exchange for its Series D Convertible Preferred Stock, $1.00 par value, which may be of equal rank in respect of such preferences). Notwithstanding the foregoing, the Company may issue to the original holders of the Preferred Shares or affiliates thereof preferred stock which is of equal rank with the Preferred Shares in respect of the preferences as to distributions and payments upon the liquidation, dissolution or winding up of the Company. In the event of the merger or consolidation of the Company with or into another corporation, the Preferred Shares shall maintain their relative powers, designations and preferences provided for herein.

            (10) VOTE TO CHANGE THE TERMS OF PREFERRED SHARES. The approval of the Board of Directors and the affirmative vote at a meeting duly called by the Board of Directors for such purpose or the written consent without a meeting of the holders of not less than two-thirds (2/3) of the then outstanding Preferred Shares shall be required to amend, alter, change or repeal any of the powers, designations, preferences and rights of the Preferred Shares.

            IN WITNESS WHEREOF, the Company has caused this certificate to be signed by Dennis W. Healey, its Executive Vice President, as of the 28th day of August, 1997.

                                       VIRAGEN, INC.



                                       By:
                                          --------------------------------------
                                            Executive Vice President